Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated:  December 23, 2009

IAX CANADA ACQUISITION COMPANY INC.

By:	/s/ Thomas L. Tuttle
Name: Thomas L. Tuttle
Title: Director

IAX ACQUISITION CORPORATION

By:	/s/ Thomas L. Tuttle
Name: Thomas L. Tuttle
Title: President

INTERNATIONAL ABSORBENTS HOLDINGS, LLC

By:	/s/ Thomas L. Tuttle
Name: Thomas L. Tuttle
Title: President

KINDERHOOK CAPITAL FUND III, L.P.
By: Kinderhook Capital Fund III GP, LLC, its general partner

By:	/s/ Robert E. Michalik
Name: Robert E. Michalik
Title: Managing Director

KINDERHOOK CAPITAL FUND III GP, LLC

By:	/s/ Robert E. Michalik
Name: Robert E. Michalik
Title: Managing Director

By:	/s/ Thomas L. Tuttle

By:	/s/ Christian P. Michalik

By:	/s/ Robert E. Michalik